Exhibit 99.1

Internap Reports Fourth Quarter and Full-Year 2012 Financial Results

●	Highest annual and quarterly revenue, segment profit1 and Adjusted EBITDA2 in the history of the company;

●	2012 revenue of $273.6 million, fourth quarter revenue of $69.7 million;

●	2012 segment profit of $142.6 million, fourth quarter segment profit of $36.2 million;

●	2012 Adjusted EBITDA of $51.9 million, fourth quarter Adjusted EBITDA of $15.0 million;

●	26,000 net sellable square feet of premium, company-controlled data center space deployed in 2012.

ATLANTA, GA – (February 21, 2013) Internap Network Services Corporation (NASDAQ: INAP), a provider of intelligent IT Infrastructure services, today announced financial results for the fourth quarter and full-year 2012.

“We are pleased with the strong finish to 2012.  The continued execution of our growth strategy is reflected in full year revenue and Adjusted EBITDA growth of 12% and 20%, respectively. Successful integration of the Voxel business and focus on our organic colocation, hosting and cloud infrastructure businesses have delivered full-year growth in data center services revenue of 25%,” said Eric Cooney, President and Chief Executive Officer of Internap.  “As we look forward to 2013, the priority is simple – focus on continued execution of the strategy to deliver a platform of high-performance, hybridized IT Infrastructure services.  We remain confident that the opportunity for long-term profitable growth and stockholder value creation is significant in the market for outsourced IT Infrastructure services.”

Fourth Quarter and Full-Year 2012 Financial Summary

	Fourth Quarter			Full Year
	2012	2011	Growth	2012	2011	Growth
Revenues:
Data center services	$43,716	$35,316	24%	$167,286	$133,453	25%
IP services	26,032	27,484	-5%	106,306	111,175	-4%
Total Revenues	$69,748	$62,800	11%	$273,592	$244,628	12%

Operating Expenses	$67,699	$63,739	6%	$269,828	$248,551	9%

GAAP Net Income (Loss)	$21	$4,198	-99%	$(4,318)	$(1,702)	154%

Normalized Net Income (Loss)2	$2,107	$269	683%	$2,962	$(1,026)	-389%

Segment Profit	$36,163	$32,876	10%	$142,638	$124,318	15%
Segment Profit Margin	51.8%	52.4%	-60 BPS	52.1%	50.8%	130 BPS

Adjusted EBITDA	$14,964	$12,605	19%	$51,854	$43,356	20%
Adjusted EBITDA Margin	21.5%	20.1%	140 BPS	19.0%	17.7%	130 BPS

Revenue

●
Revenue for the full-year 2012 was $273.6 million compared with $244.6 million in 2011.  The increase in annual revenue was primarily due to growth in our data center services segment, which includes revenue attributable to the fourth quarter 2011 acquisition of Voxel. Revenue for the fourth quarter of 2012 was $69.7 million, an increase of 11% year-over-year and 2% compared with the third quarter of 2012. Quarterly revenue from data center services increased year-over-year and sequentially.  IP services revenue in the quarter decreased year-over-year and was unchanged sequentially. Full-year 2012 and fourth quarter 2012 represent the highest annual and quarterly revenue levels in the history of the company.

●
Data center services revenue for the full-year 2012 increased 25% to $167.3 million. Fourth quarter data center services revenue was $43.7 million, up 24% compared with the fourth quarter of 2011 and 4% over the third quarter of 2012.  The year-over-year revenue increase was attributable to organic growth in the data center services segment and to the acquisition of Voxel.  The sequential increase was driven by increased sales of colocation in company-controlled data centers and favorable growth in hosting services.

●
IP services revenue for the full-year 2012 decreased 4% to $106.3 million. Fourth quarter IP services revenue was $26.0 million, a decrease of 5% compared with the fourth quarter of 2011 and unchanged from the third quarter of 2012.  The year-over-year revenue decrease was driven by a decline in IP pricing for new and renewing customers and the loss of legacy contracts at higher effective prices, partially offset by an increase in overall traffic. The stable sequential performance was a result of higher non-recurring IP revenue, which offset per unit price declines in IP.

Net (Loss) Income

●
GAAP net loss was $(4.3) million, or $(0.09) per share for the full-year 2012 compared with $(1.7) million, or $(0.03) per share in 2011.  GAAP net income in the fourth quarter was $0.0, or $0.00 per share.

●
Normalized net income, which excludes the impact of stock-based compensation expense and items that management considers non-recurring, was $3.0 million, or $0.06 per share for the full-year 2012.  Normalized net loss for the full-year 2011 was $(1.0) million, or $(0.02) per share.  Normalized net income in the fourth quarter was $2.1 million, or $0.04 per share.

Segment Profit and Adjusted EBITDA

●
Total segment profit in 2012 was $142.6 million, an increase of 15% year-over-year.  Total segment profit in the fourth quarter increased 10% compared with the fourth quarter 2011 and 5% sequentially to $36.2 million. Annual segment margin1 was 52.1% in 2012, an increase of 130 basis points over 2011.  Fourth quarter segment margin was 51.8%, a decline of 60 basis points year-over-year and an increase of 110 basis points compared with the third quarter of 2012.

●
Annual data center services segment profit increased 41% to $76.7 million, the highest annual data center segment profit in the history of the company.  Fourth quarter data center services segment profit increased 34% year-over-year and 9% sequentially to $20.3 million, also representing a record quarterly level. Data center services segment profit margin was 45.8% in 2012 and 46.4% in the fourth quarter of 2012, representing year-over year increases of 490 basis points and 350 basis points, respectively. An increasing proportion of higher-margin services, specifically colocation sold in company-controlled data centers and hosting services, benefited data center services segment profit compared with the full-year and fourth quarter of 2011.  Sequentially, lower seasonal power costs and increased company-controlled colocation and hosting services revenue drove data center services segment profit and margin higher.

●
IP services segment profit for the full-year 2012 decreased 5% to $66.0 million.  Fourth quarter IP services segment profit was $15.9 million, a decrease of 10% compared with the fourth quarter of 2011 and unchanged from the third quarter of 2012.  IP services segment profit margin was 62.0% in 2012 and 61.0% in the fourth quarter of 2012, representing year-over year declines of 80 basis points and 350 basis points, respectively. Decreased IP services revenue more than offset lower costs, driving the year-over-year declines in IP services segment profit and margin. Sequentially, flat revenue growth led to stable IP segment profit.

●
Adjusted EBITDA and Adjusted EBITDA margin represented the highest annual and quarterly levels in the history of the company. Full-year 2012 Adjusted EBITDA increased 20% year-over-year to $51.9 million. Fourth quarter 2012 adjusted EBITDA increased 19% year-over-year and 20% sequentially to $15.0 million. Adjusted EBITDA margin was 19.0% in 2012 and 21.5% in the fourth quarter of 2012, representing year-over-year increases of 130 basis points and 140 basis points, respectively. Sequentially, fourth quarter Adjusted EBITDA margin increased 320 basis points. The year-over-year and sequential increases in Adjusted EBITDA were attributable to increased segment profit in our data center services segment. The sequential Adjusted EBITDA improvement was also driven by lower cash operating expenses.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $28.6 million at December 31, 2012. Total debt was $143.9 million, net of discount, at the end of the quarter, including $48.6 million in capital lease obligations.

●
Cash generated from operations for the three and 12 months ended December 31, 2012 were $10.9 million and $43.7 million, respectively.  Capital expenditures over the same periods were $10.3 million and $74.9 million, respectively.

Recent Operational Highlights

Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

●	We had approximately 3,700 customers at December 31, 2012.

●
Internap’s recently-expanded data center in Atlanta and newly-opened data center in Los Angeles received Green Globes® certification, following a detailed review process by the Green Building Initiative.  These certifications underscore Internap’s continued commitment to green building design and energy efficient operations wherever feasible across its company-controlled data centers.

●
The U.S. Environmental Protection Agency (EPA) recently awarded ENERGY STAR® certification to our Santa Clara data center.  Underscoring Internap’s focus on green design and energy efficiency, the company’s Santa Clara data center has already achieved Green Globes and LEED certifications.  The facility has also been awarded Silicon Valley Power’s 2012 Energy Innovator Award and was named to the InformationWeek 500 for its green data center achievements.

1
Segment profit and segment margin are non-GAAP financial measures and are defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP information and non-GAAP information related to segment profit and segment margin are contained in the table entitled “Segment Profit and Segment Margin” in the attachment.

2
Adjusted EBITDA and Normalized Net Income (Loss) are non-GAAP financial measures and are defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP information and non-GAAP information related to Adjusted EBITDA and Normalized Net Income (Loss) are contained in the tables entitled “Reconciliation of Income (Loss) from Operations to Adjusted EBITDA,” and “Reconciliation of Net Income (Loss) and Basic and Diluted Net Income (Loss) Per Share to Normalized Net Income (Loss) and Basic and Diluted Normalized Net Income (Loss) Per Share” in the attachment.

Conference Call Information:

Internap’s fourth quarter 2012 conference call will be held today at 5:00 p.m. ET. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor relations section of Internap’s web site at http://ir.internap.com/events.cfm.  The call can be also accessed by dialing 866-515-9839. International callers should dial 631-813-4875. An online archive of the webcast presentation will be available for one month following the call.  An audio-only replay will be accessible from Thursday, February 21, 2013 at 8 p.m. ET through Wednesday, February 27, 2013 at 855-859-2056 using the replay code 93172159. International callers can listen to the archived event at 404-537-3406 with the same code.

About Internap

Internap provides intelligent IT Infrastructure services that combine unmatched performance and platform flexibility to enable our customers to focus on their core business, improve service levels and lower the cost of IT operations. Our unique trio of route-optimized enterprise IP, TCP acceleration and a global content delivery network improves website performance and delivers superior end-user experiences. Our scalable colocation, hosting, private cloud, public cloud and hybrid offerings provide enterprises the flexibility to adapt to changing business needs and future-proof their IT Infrastructure. Since 1996, thousands of companies have entrusted Internap with the protection and delivery of their online applications. Transform your IT Infrastructure into a competitive advantage with IT IQ from Internap. For more information, visit http://www.internap.com, our blog at http://www.internap.com/blog or follow us on Twitter at http://twitter.com/internap.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to our expectations regarding long-term profitable growth and creation of stockholder value. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to successfully integrate Voxel into our business; our ability to complete expansion of company-controlled data centers within the expected timeframe; our ability to sell into new data center space; the actual performance of our IT Infrastructure services; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Michael Nelson
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenues:
Data center services	$43,716	$35,316	$167,286	$133,453
Internet protocol (IP) services	26,032	27,484	106,306	111,175
Total revenues	69,748	62,800	273,592	244,628

Operating costs and expenses:
Direct costs of network, sales and services, exclusive of depreciation and amortization, shown below:
Data center services	23,445	20,164	90,604	78,907
IP services	10,140	9,760	40,350	41,403
Direct costs of customer support	6,556	5,387	26,664	21,278
Direct costs of amortization of acquired technologies	1,179	875	4,718	3,500
Sales and marketing	7,369	6,837	31,343	29,715
General and administrative	8,750	9,041	38,635	33,952
Depreciation and amortization	9,685	10,458	36,147	36,926
(Gain) loss on disposal of property and equipment, net	(35)	-	(55)	37
Exit activities, restructuring and impairments	610	1,217	1,422	2,833
Total operating costs and expenses	67,699	63,739	269,828	248,551
Income (loss) from operations	2,049	(939)	3,764	(3,923)

Non-operating expenses:
Interest expense	2,232	1,014	7,566	3,701
Other, net	(131)	57	283	165
Total non-operating expenses	2,101	1,071	7,849	3,866

Loss before income taxes and equity in (earnings) of equity-method investment	(52)	(2,010)	(4,085)	(7,789)
(Benefit) provision for income taxes	(50)	(6,066)	453	(5,612)
Equity in (earnings) of equity-method investment, net of taxes	(23)	(142)	(220)	(475)

Net income (loss)	21	4,198	(4,318)	(1,702)

Other comprehensive (loss) income:
Foreign currency translation adjustment, net of taxes	(108)	(96)	84	136

Comprehensive (loss) income	$(87)	$4,102	$(4,234)	$(1,566)

Basic and diluted net income (loss) per share	$0.00	$0.08	$(0.09)	$(0.03)

Weighted average shares outstanding used in computing basic net income (loss) per share	50,606	50,229	50,761	50,422

Weighted average shares outstanding used in computing diluted net income (loss) per share	51,227	50,679	50,761	50,422

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)

	December 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$28,553	$29,772
Accounts receivable, net of allowance for doubtful accounts of $1,809 and $1,668, respectively	19,035	18,539
Prepaid expenses and other assets	13,438	13,270
Total current assets	61,026	61,581

Property and equipment, net	248,095	198,369
Investment in joint venture	3,000	2,936
Intangible assets, net	21,342	26,886
Goodwill	59,605	59,471
Deposits and other assets	5,735	5,371
Deferred tax asset, net	1,909	2,096
Total assets	$400,712	$356,710
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,158	$21,746
Accrued liabilities	11,386	9,152
Deferred revenues	2,991	2,475
Revolving credit facility	-	100
Capital lease obligations	4,504	2,154
Term loan, less discount of $239 and $206, respectively	3,261	2,794
Exit activities and restructuring liability	2,508	2,709
Other current liabilities	169	151
Total current liabilities	46,977	41,281

Deferred revenues	2,669	2,323
Capital lease obligations	44,054	38,923
Revolving credit facility	30,501	-
Term loan, less discount of $388 and $367, respectively	61,612	55,383
Accrued contingent consideration	-	4,626
Exit activities and restructuring liability	3,365	4,884
Deferred rent	15,026	16,100
Other long-term liabilities	903	1,020
Total liabilities	205,107	164,540

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 120,000 shares authorized; 53,459 and 52,528 shares outstanding, respectively	54	53
Additional paid-in capital	1,243,801	1,235,554
Treasury stock, at cost; 267 and 231 shares, respectively	(1,845)	(1,266)
Accumulated deficit	(1,046,190)	(1,041,872)
Accumulated items of other comprehensive loss	(215)	(299)
Total stockholders’ equity	195,605	192,170
Total liabilities and stockholders’ equity	$400,712	$356,710

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Cash Flows from Operating Activities:
Net income (loss)	$21	$4,198	$(4,318)	$(1,702)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,864	11,333	40,865	40,426
(Gain) loss on disposal of property and equipment, net	(35)	-	(55)	37
Impairment of capitalized software	180	526	438	526
Stock-based compensation expense, net of capitalized amount	1,476	994	5,858	3,983
Equity in (earnings) of equity-method investment	(23)	(142)	(220)	(475)
Provision for doubtful accounts	99	289	932	1,082
Non-cash change in capital lease obligations	36	420	705	1,044
Non-cash change in accrued contingent consideration	(195)	-	124	-
Non-cash change in deferred rent	(346)	(210)	(1,073)	(555)
Deferred income taxes	(88)	(6,068)	204	(5,734)
Other, net	61	38	521	263
Changes in operating assets and liabilities:
Accounts receivable	1,868	917	(1,428)	(1,186)
Prepaid expenses, deposits and other assets	(374)	(944)	(671)	(2,282)
Accounts payable	(4,127)	(10,415)	413	(5,209)
Accrued and other liabilities	1,478	859	2,304	(247)
Deferred revenues	198	(195)	862	(970)
Exit activities and restructuring liability	(233)	(7)	(1,719)	(371)
Net cash flows provided by operating activities	10,860	1,593	43,742	28,630

Cash Flows from Investing Activities:
Purchases of property and equipment	(10,333)	(17,633)	(74,947)	(68,542)
Payment of accrued contingent consideration	(4,750)	-	(4,750)	-
Voxel acquisition, net of cash received	-	(27,723)	-	(27,723)
Net cash flows used in investing activities	(15,083)	(45,356)	(79,697)	(96,265)

Cash Flows from Financing Activities:
Proceeds from credit agreement	8,172	39,853	40,401	39,853
Principal payments on credit agreement	(875)	(250)	(3,250)	(1,000)
Payment of debt issuance costs	-	(253)	(543)	(253)
Payments on capital lease obligations	(1,007)	(287)	(3,303)	(1,190)
Proceeds from exercise of stock options	224	310	2,469	1,372
Tax withholdings related to net share settlements of restricted stock awards	(129)	(55)	(1,085)	(746)
Other, net	(28)	(35)	(118)	(135)
Net cash flows provided by financing activities	6,357	39,283	34,571	37,901

Effect of exchange rates on cash and cash equivalents	44	(37)	165	(76)
Net decrease in cash and cash equivalents	2,178	(4,517)	(1,219)	(29,810)
Cash and cash equivalents at beginning of period	26,375	34,289	29,772	59,582
Cash and cash equivalents at end of period	$28,553	$29,772	$28,553	$29,772

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA, normalized net income (loss), normalized diluted shares outstanding, segment profit and segment margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net income (loss) is loss from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define non-GAAP measures as follows:

●
Adjusted EBITDA is income (loss) from operations plus depreciation and amortization, gain (loss) on disposals of property and equipment, exit activities, restructuring and impairments and stock-based compensation.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net income (loss) is net income (loss) plus exit activities, restructuring and impairments and stock-based compensation.

●
Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net income (loss) per share is normalized net income (loss) divided by basic and normalized diluted shares outstanding.

●
Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of Internap’s core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Internap believes that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of Internap’s core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net income (loss) and normalized net income (loss) per share, excluding the effect of impairments, restructuring and stock-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support, depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of income (loss) from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011
Income (loss) from operations (GAAP)	$2,049	$(84)	$(939)
Depreciation and amortization, including amortization of acquired technologies	10,864	11,064	11,333
Gain on disposal of property and equipment, net	(35)	-	-
Exit activities, restructuring and impairments	610	124	1,217
Stock-based compensation	1,476	1,363	994
Adjusted EBITDA (non-GAAP)	$14,964	$12,467	$12,605

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET INCOME (LOSS) AND BASIC AND DILUTED
NET INCOME (LOSS) PER SHARE TO NORMALIZED NET INCOME (LOSS) AND
BASIC AND DILUTED NORMALIZED NET INCOME (LOSS) PER SHARE

Reconciliations of (1) net income (loss), the most directly comparable GAAP measure, to normalized net income (loss), (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net income (loss) per share, the most directly comparable GAAP measure, to normalized net income (loss) per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011
Net income (loss) (GAAP)	$21	$(2,450)	$4,198
Exit activities, restructuring and impairments	610	124	1,217
Stock-based compensation	1,476	1,363	994
Deferred income tax benefit related to Voxel	-	-	(6,140)
Normalized net income (loss) (non-GAAP)	2,107	(963)	269

Normalized net income allocable to participating securities (non-GAAP)	(45)	-	(5)
Normalized net income (loss) available to common stockholders (non-GAAP)	$2,062	$(963)	$264

Weighted average shares outstanding used in per share calculation:
Basic (GAAP)	50,606	50,572	50,229
Participating securities (GAAP)	1,109	1,117	1,046

Diluted (GAAP)	51,227	50,572	50,679
Add potentially dilutive securities	-	-	-
Less dilutive effect of stock-based compensation under the treasury stock method	(152)	-	(107)
Normalized diluted shares (non-GAAP)	51,075	50,572	50,572

Income (loss) per share (GAAP):
Basic and diluted	$0.00	$(0.05)	$(0.08)

Normalized net income (loss) per share (non-GAAP):
Basic and diluted	$0.04	$(0.02)	$0.01

INTERNAP NETWORK SERVICES CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011
Revenues:
Data center services	$43,716	$42,139	$35,316
IP services	26,032	25,990	27,484
Total	69,748	68,129	62,800

Direct cost of network, sales and services, exclusive of
depreciation and amortization:
Data center services	23,445	23,539	20,164
IP services	10,140	10,034	9,760
Total	33,585	33,573	29,924

Segment Profit:
Data center services	20,271	18,600	15,152
IP services	15,892	15,956	17,724
Total	$36,163	$34,556	$32,876

Segment Margin:
Data center services	46.4%	44.1%	42.9%
IP services	61.0%	61.4%	64.5%
Total	51.8%	50.7%	52.4%